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                                                                   EXHIBIT 10.15

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THIS PROMISSORY NOTE IS SUBORDINATED IN FAVOR OF SILICON VALLEY BANK AND ITS SUCCESSORS AND ASSIGNS PURSUANT TO A SUBORDINATION AGREEMENT DATED AS OF MAY 7, 2004.

                            DALEEN TECHNOLOGIES, INC.

                 FORM OF REVOLVING SUBORDINATED PROMISSORY NOTE

                                (NON-NEGOTIABLE)

$5,100,000.00                                                Boca Raton, Florida

      Daleen Technologies, Inc. (the "Borrower"), a Delaware corporation, for value received, hereby promises to pay to ___________ ("Holder") in lawful money of the United States at the address of the Holder set forth below, the lesser of
(a) Five Million One Hundred Thousand Dollars ($5,100,000.00) and (b) the outstanding principal amount of this Note as of the Maturity Date, together with interest thereon as calculated in accordance with the terms of this Note. All terms not defined herein shall have the meanings given to them in the Bridge Loan Agreement, dated as of May 7, 2004 (the "Bridge Loan Agreement"), among the Borrower, the Holder, and the other Lenders party thereto. This Note is one of the revolving promissory notes issued pursuant to the Bridge Loan Agreement, and is referred to collectively with all such promissory notes issued thereunder as the "Bridge Notes."

      1. Principal and Interest. The outstanding principal amount of this Note shall be paid on the second business day after the date of delivery of any written demand by the Holder for payment delivered to the Borrower on or after the earlier of (a) May 1, 2005 and (b) the thirtieth day after any termination of the Agreement and Plan of Merger and Share Exchange, of even date herewith (the "Merger Agreement"), by and among the Borrower, Daleen Holdings, Inc., Parallel Acquisition, Inc., and the Lenders (or any termination of any other Transaction Agreement, as defined in the Merger Agreement) (such date, the "Maturity Date"). Interest on the principal amount of this Note outstanding from time to time shall accrue on such outstanding amounts at the rate of six percent (6%) per annum. Interest shall be payable on the Maturity Date or, if earlier, the date of any prepayment with respect to the amounts so prepaid. Interest shall be calculated using the actual number of days elapsed during the applicable interest period and a calendar year of 365 or 366 days, as applicable.

      The Note may be prepaid without penalty, in whole or in part, at any time. Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to Borrower for cancellation.

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      2.    Assignment. Except as contemplated by the Note Purchase Agreement, of even date herewith, by and among the Borrower, Daleen Holdings, Inc., Parallel Acquisition, Inc. and the Lenders, this Note may not be assigned or transferred in whole or in part without the prior written consent of the Borrower and of each other Lender, other than a transfer in whole to an entity that controls, is controlled by, or is under common control with the Holder.

      3.    Default.

            (a) In the event of a default under the terms of the Bridge Loan Agreement (other than default in payment of any amount due under this Note) which default is not cured within 30 Business Days after written notice by the Holder to the Borrower (or such longer period as may be required to effectuate a cure so long as a cure is being diligently pursued), the Holder may in its sole discretion, upon notice to the Borrower given in the same manner as any notice required under the Bridge Loan Agreement, raise the rate of interest accruing on the unpaid principal balance of this Note to 8 percent (8%) per annum (the "Default Rate"). Any judgment entered against the Borrower shall bear interest at the Default Rate.

            (b) Upon default in the payment of any amount due under this Note, in addition to any other remedy the Holder may exercise, if the default in payment is not cured by the Borrower within ten Business Days after notice, the rate of interest accruing on the unpaid principal balance of the Note may, at the Holder's option, be increased to the Default Rate.

      4. Governing Law. This Note shall be governed in all respects by the internal laws of the State of New York.

      5. Other Agreements. This Note is subject to the additional terms and conditions set forth in the Bridge Loan Agreement.

      6. Invalidity of Terms. In case any one or more of the provisions contained in this Note shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Note shall in not way be affected or impaired thereby.

      7. Business or Commercial Enterprise. The Borrower warrants and represents that the loan evidenced by this Note was made solely for the purpose of carrying on a business or commercial enterprise.

      8. Waiver of Jury Trial. THE COMPANY AND, BY ACCEPTANCE OF THIS NOTE, THE HOLDER EACH IRREVOCABLY WAIVE ANY AND ALL RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE ARISING FROM OR RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION HEREWITH (INCLUDING THE BRIDGE LOAN AGREEMENT), ANY TRANSACTIONS CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE PARTIES ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

      9. Submission to Jurisdiction. The Borrower, and by acceptance of this Note, the Holder each (a) hereby irrevocably submits itself and consents to the jurisdiction of the United States District Court for the State of New York located in New York, New York, or the state courts of the State of New York located in New York, New York, for the purpose of any suit, action or other

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proceeding in connection with this Note or any documents executed in connection herewith (including the Bridge Loan Agreement) or to enforce a resolution, settlement, order or award made regarding this Note or any other document executed in connection herewith or transaction contemplated hereby, (b) hereby irrevocably waives the right to commence any suit, action or other proceeding in connection with this Note or any other documents executed in connection herewith in any other jurisdiction (including any foreign jurisdiction) that might otherwise be available by reason of their presence or other circumstances in connection with this Note or any other documents executed in connection herewith, and (c) to the extent permitted by applicable law, hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court or that the suit, action or proceeding is improper.

      10. Attorneys' Fees. The Borrower, and by acceptance of this Note, the Holder each hereby agree that if any action at law or in equity is necessary to enforce or interpret the terms of this Note or any document executed in connection herewith, the prevailing party shall be entitled to reasonable attorney's fees, costs and disbursements in addition to any other relief to which such party is entitled.

      11. Notices. The Borrower, and by acceptance of this Note, the Holder each hereby agree that any and all notices or other communications or deliveries provided for or permitted hereunder shall be made in writing and shall be deemed to have been duly given or made for all purposes if sent by hand-delivery, registered first-class mail, telex, telecopier, or courier guaranteeing overnight delivery, as follows (or at such other address as shall have been furnished in writing given in accordance with this provision):

      (a)   if to the Borrower, to:

            Daleen Technologies, Inc.
            902 Clint Moore Road, Suite 230
            Boca Raton, FL
            Attention: Legal Department
            Facsimile No. (561) 981-1106

            with a copy to:

            Kirkpatrick & Lockhart LLP
            Henry W. Oliver Building
            535 Smithfield Street
            Pittsburgh, Pennsylvania  15222-2312
            Attention:  Robert P. Zinn
            Facsimile No. (412) 355-6501

          (b) if to Holder, to:

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              ____________________
              Attention : _______________

              with a copy to:

      All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to a courier guaranteeing overnight delivery.

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      IN WITNESS WHEREOF, the Borrower has caused this Note to be issued as of the date below.

Dated: May 7, 2004.

DALEEN TECHNOLOGIES, INC.

By: _________________________________
Name: _______________________________
Title: ______________________________

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